SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2001

Preserver Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-671	22-0747730
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

95 Route 17 South
Paramus, New Jersey  07653
(Address of principal executive offices)

Registrant's telephone number, including area code: (201) 291-2000

(Former name or former address, if changed since last report)

Item 4 – Changes in Registrant’s Certifying Accountant

             At a meeting held on September 7, 2001, the Board of Directors of Preserver Group, Inc. (the “Company”) approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 2001 and dismissed the firm of PricewaterhouseCoopers LLP.  The termination of PricewaterhouseCoopers LLP is effective upon completion of services related to the Company’s filing of Reports on Form 10-K/A’s for the fiscal years ended December 31, 1999 and 1998.

             The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

             In connection with its audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim periods through September 7, 2001 there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.  During the two most recent fiscal years and in the subsequent interim periods through September 7, 2001 there have been no reportable events as defined in Regulation S-K, item 304 (a)(1)(v).  The Company has requested PricewaterhouseCoopers LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of that letter, dated September 14, 2001 is filed as Exhibit 16.1 to this Form 8-K.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)         Exhibits

                           The following Exhibit is filed as part of this report:

                           16.1      Letter of PricewaterhouseCoopers LLP - dated September 14, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: September 14, 2001

PRESERVER GROUP, INC.

By: /s/ Patrick J. Haveron

Patrick J. Haveron
Executive Vice President
Chief Executive Officer and
Chief Financial Officer